SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 16, 2005

Cousins Properties Incorporated

(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

0-3576
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (770) 955-2200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2004, Cousins Properties Incorporated (“Cousins”) filed a Current Report on Form 8-K disclosing, among other things, that the Compensation, Succession, Nominating and Governance Committee (the “Committee”) of the Board of Directors approved cash bonus targets for an annual incentive bonus program for 2005, but that the Committee had not yet set the performance goals for fiscal year 2005.

On February 16, 2005, the Committee set the performance goals for the annual incentive bonus program for the fiscal year 2005. The performance goals for 2005 include: level of Funds From Operations Per Share achieved for the year; percentage of property leased for office and retail projects; residential lots sold; level of investments in new projects; various cost control measures; and level of property tract sales. The awards will be made based on Cousins’ achievement of these performance goals for 2005 and the assessed contribution of the executive to Cousins’ performance in 2005. The program is not set forth in a written agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2005

COUSINS PROPERTIES INCORPORATED
By:	/s/Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary